SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

     Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive  Proxy  Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting   Material  Pursuant  to   ss.240.14a-11(c)  or ss.240.14a-12

                              SILVERADO MINES LTD.
                (Name of Registrant as Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate Box:)

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                              SILVERADO MINES LTD.

                                  Form of Proxy

          This proxy is solicited on behalf of the Board of Directors of Silverado Mines Ltd. (the "Company"), for the Annual
          General Meeting of the Shareholders of the Company to be held on May 21, 1997(the "Meeting").

     The undersigned, a registered Shareholder of the Company, hereby appoints Garry L. Anselmo, or failing him, Michael W. Hogen, or instead of either of the foregoing, __________________ ____________________ or failing him or her,
_________________________________________,  as  proxy of the  undersigned,  with full power of substitution, to attend, act and vote in respect of all shares registered in the name of the undersigned at the Meeting and at any and all adjournments thereof. Without limiting the general powers hereby conferred, the said proxy is directed, in respect of the following matters to give effect to the following choices as indicated by check marks or X's:

1.   Proposal One - To Elect Directors

     This proposal, if enacted, would elect each of the following persons as a Director of the Company for the ensuing year:

     Garry L. Anselmo

          Vote For [ ] Withhold From Voting [ ]

     K. Maxwell Fleming

          Vote For [ ] Withhold From Voting [ ]

     James F. Dixon

          Vote For [ ] Withhold From Voting [ ]

2.   Proposal Two - To Appoint Auditors

     This proposal, if enacted, would appoint KPMG as Auditors for the Company for the ensuing year at a remuneration to be fixed by the Board of Directors.

          Vote For [ ] Withhold From Voting [ ]

3.   Proposal  three - To change the name of the Company to Silverado Gold Mines
     Ltd.

     This proposal, if enacted, would change the name of the Company by adding the word "Gold" to its name.

          Vote For [ ] Vote Against [ ] Withhold From Voting [ ]

4. Proposal Four - To amend the Company's Memorandum of Incorporation to effect a subdivision of the Company's Common Shares.

     This proposal, if enacted, would effect a "Forward Stock Split" of the Company's Common Shares. (Enactment of this proposal is contingent upon Shareholder approval of Proposal Five).

          Vote For [ ] Vote Against [ ] Withhold From Voting [ ]

5.   Proposal Five - To Increase the Authorized Capital of the Issuer

     This proposal, if enacted, would increase the authorized Capital of the Company from Seventy-Five Million (75,000,000) Common Shares to One Hundred Million (100,000,000) Common Shares.

          Vote For [ ] Vote Against [ ] Withhold From Voting [ ]

6.   Proposal Six - To Approve Garry L. Anselmo's Change in Control Compensation

     This proposal, if enacted, would approve an Employment Severance Agreement with Garry L. Anselmo for leaving the Company following a Change in Control for $4,000,000.

          Vote For [ ] Vote Against [ ] Withhold From Voting [ ]

7. Proposal Seven - To amend the Company's Articles of Incorporation to add new Parts 20 and 21

     This proposal, if enacted, amends the Company's Articles to add a new Part 20 involving business combinations and a new Part 21 involving tender offers

          Vote For [ ] Vote Against [ ] Withhold From Voting [ ]

8. Proposal Eight - To amend the Company's Articles to repeal and replace Part 6 and to add a new Part 22

     This proposal, if enacted, to amend the Company's Articles to repeal and replace Part 6 and to add a new Part 22.

          Vote For [ ] Vote Against [ ] Withhold From Voting [ ]

9. Proposal Nine - To amend the Company's 1994 Stock Option Plan and all stock option agreements outstanding with Officers and Directors of the Company

     This proposal, if enacted, would amend the Company's 1994 Stock Option Plan and all stock option agreements outstanding with Officers and Directors of the Company to provide that in the event of a Change in Control of the Company, all then outstanding options would immediately become vested and exercisable at the lower of the stated option price or the Change in Control Price.

          Vote For [ ] Vote Against [ ] Withhold From Voting [ ]

10. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

     If no direction is made, this Proxy will be voted FOR the nominees listed above and FOR Proposals Two through Nine

NOTES:

     A. The signature below must conform to the name of the Shareholder(s) as registered. To be valid, a proxy must be dated and signed by the Shareholder(s) or his Attorney authorized in writing. Executors, Administrators, Trustees or other Personal Representatives signing on behalf or a registered Shareholder(s) should so indicate when signing. Where shares are held jointly, either owner may sign. Where the shares are held by a company, a duly authorized Officer or Attorney of the company must sign. If the proxy is executed by the Personal Representative for an individual Shareholder(s) or by an Officer or Attorney of a corporate Shareholder(s), not under its corporate seal, the instrument empowering the Personal Representative, Officer or Attorney as the case may be, or a notarial certified copy thereof, must accompany the proxy.

B. A proxy, to be effective, must be deposited at the office of the Company's Registrar and Transfer Agent, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3G9, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof.

C. Reference is specifically made to the accompanying Proxy Statement and Information Circular for further information and instructions.

D. If the date is not completed in the space provided, this proxy shall be deemed to bear the date on which it was mailed to the Shareholders.

Dated this Day of____________ , 1997. (Please insert date of execution).




----------------------------------------------------
Signature of the Shareholder



----------------------------------------------------
Name of the Shareholder (please print)



----------------------------------------------------
Address of the Shareholder



----------------------------------------------------
City/Province (State)

                              SILVERADO MINES LTD.
                         505 - 1111 West Georgia Street
                             Vancouver, B.C. V6E 4M3
                               Tel: (604) 689-1535

                   Notice of Annual General Meeting of Shareholders
                   ------------------------------------------------

     Notice is hereby given that the Annual General Meeting of Shareholders (the "Meeting") of Silverado Mines Ltd. (the "Company") will be held at 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia, on Wednesday, May 21, 1997, at the hour of 9:00 a.m. (Vancouver time), for the following purposes:

1. To elect three Directors to serve until the 1998 Annual General Meeting of Shareholders or until their successors are elected.

2.   To appoint Auditors and to authorize the Directors to fix remuneration.

3. To consider and vote upon a proposal to amend the Company's Memorandum of Incorporation to change the name of the Company to "Silverado Gold Mines Ltd." (This is a Special Resolution which requires the affirmative vote of not less than three-quarters of the votes cast in person or by proxy at the Meeting).

     4. To consider and vote upon a proposal to amend the Company's Memorandum of Incorporation to effect a "Forward Stock Split" or "Subdivision" of the Company's Common Shares. (this is a Special Resolution which requires the affirmative vote of not less than three-quarters of the votes cast in person or by proxy at the Meeting).

5. To consider and vote upon a proposal to amend the Company's Memorandum of Incorporation to increase the number of authorized Common Shares from 75,000,000 to 100,000,000 shares. (This is an Ordinary Resolution which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Meeting).

6. To consider and vote upon a proposal to approve an Employment Severance Agreement with Garry L. Anselmo, the Company's President, pursuant to which he will be paid (US) $4,000,000 in the event he leaves the employ of the Company following a "Change in Control" of the Company. (This is an Ordinary Resolution which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Meeting).

7. To consider and vote upon a proposal to amend the Company's Articles to add a new Part 20 involving business combinations and a new Part 21 involving tender offers. (This is a Special Resolution which requires the affirmative vote of not less than three-quarters of the votes cast in person or by proxy at the Meeting).

8. To consider and vote upon a proposal to amend the Company's Articles to repeal and replace Part 6 and to add a new Part 22. (This is a Special
     Resolution which requires the affirmative vote of not less than three-quarters of the votes cast in person or by proxy at the Meeting).

9. To amend the Company's 1994 Stock Option Plan and all stock option agreements outstanding with Officers and Directors of the Company to provide that in the event of a Change in Control of the Company, all then outstanding options would immediately become vested and exercisable at the lower of the stated option price or the change in control price. (This is an Ordinary Resolution which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Meeting).

10. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed April 15, 1997 as the Record Date for determining the Shareholders who are entitled to receive notice of and vote at the Meeting. Shareholders who are unable to attend the Meeting in person are requested to read, complete, sign and mail the enclosed Form of Proxy in accordance with the instructions set out in the Proxy Form and in the Proxy Statement and Information Circular accompanying this Notice. Please advise the Company of any change in your mailing address.

     DATED at Vancouver, British Columbia this 14th day of April, 1997.

BY ORDER OF THE BOARD OF DIRECTORS


 /s/ Michael W. Hogen
----------------------
Michael W. Hogen
Secretary

                              SILVERADO MINES LTD.

                    Proxy Statement and Information Circular

     Except as otherwise stated, the information contained herein is stated as of March 14, 1997. This Proxy Statement and Information Circular (the "Proxy Statement") and accompanying Form of Proxy are expected to be mailed to registered Shareholders on or about April 17, 1997.

                             Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Management") of Silverado Mines Ltd. (the "Company") for use at the Annual General Meeting of Shareholders of the Company (the "Meeting") to be held on Wednesday, May 21, 1997, and any adjournment thereof, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the regular employees of the Company. All costs of solicitation by Management will be borne by the Company.

     The Company has also made arrangements with brokerage houses and other intermediaries to send proxies and proxy materials at the Company's expense to unregistered Shareholders of the Company.

                      Appointment and Revocation of Proxies

     The persons named as Proxy Holder in the accompanying Form of Proxy are Directors of the Company and were designated by the Management of the Company. A Shareholder wishing to appoint some other person (who need not be a Shareholder) to represent him or her at the Meeting has the right to do so, either by striking out the names of those persons named in the accompanying Form of Proxy and inserting the desired person's name in the blank space provided in the Form of Proxy, or by completing another Form of Proxy. A proxy will not be valid unless the completed proxy form is received at the office of the Company's Transfer Agent and Registrar, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof.

     A Shareholder who has given a proxy may revoke it by an instrument in writing executed by the Shareholder or by his or her Attorney authorized in writing or, where the Shareholder is a corporation, by a duly authorized Officer or Attorney of that corporation, and delivered to the said office of Montreal Trust Company of Canada, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting, or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

                                Voting of Proxies

     Shares represented by properly executed proxies in favor of persons designated in the enclosed Form of Proxy will be voted FOR the nominees for election as Directors (Proposal One), FOR the appointment of Auditors at a remuneration established by the Board (Proposal Two) and FOR Proposals Three through Nine or withheld from voting if so indicated on the Form of Proxy.

     The shares represented by proxies will, on any poll where a choice with respect to any matter to be acted upon has been specified in the Form of Proxy, be voted in accordance with the specification made. If no choice is specified with respect to any matter referred to herein, it is intended on a ballot to vote such shares in favor of each such matter.

     Executed proxies marked "Withhold from Voting" will not be considered as votes cast "For" or "Against" a proposal. If a broker or other record holder or nominee indicates on a proxy that it does not have authority to vote on a particular proposal, those shares will not be voted "For" or "Against" such proposal.

     The enclosed Form of Proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of persons designated in the enclosed Form of Proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Proxy Statement, the Management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

                            Voting Securities; Quorum

     The shares of Common Stock of the Company are entitled to one vote each, and the number outstanding as at March 14, 1997 is 59,071,493 shares of Common Stock without par value. Only Shareholders of record by 4:30 p.m. (Vancouver time) on April 15, 1997, who either personally attend the Meeting or who have completed and delivered a Form of Proxy in the manner and subject to the provisions described herein, shall be entitled to receive notice of and to vote or to have their shares voted at the Meeting.

     The presence in person or by proxy of at least two persons entitled to vote is necessary to convene the Meeting.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information, as of March 14, as to the Beneficial Ownership of shares of the Company's only outstanding class of securities, its Common Stock, by each person or group who, to the knowledge of the Company at that date, was a Beneficial Owner of 5% or more of the outstanding shares of Common Stock; by each Director and Executive Officer required to be named in the Summary Compensation Table; and by all Directors and Executive Officers as a group. The table does not include information regarding shares of Common Stock held in the names of certain depositories/ clearing agencies and nominees for various brokers and individuals.


                                                                  Percentage of
                                             Amount of Nature      Outstanding
Name and Address of Beneficial Owner        of Beneficial Owner   Voting Shares
------------------------------------        -------------------   -------------
Garry L. Anselmo                                 2,884,681  (1)            4.9%
Suite 505 - 1111 West Georgia Street
Vancouver, BC V6E 4M3

K. Maxwell Fleming                                 351,000  (2)            0.6%
North Vancouver, BC

James F. Dixon                                     514,500  (3)            0.9%
West Vancouver, BC

All Directors and Executive Officers as          3,750,181                 6.4%
   a group (3 persons)

J.P. Tangen                                        200,002  (4)            0.3%
Delta, BC

Tri-Con Group                                    1,884,614  (5)            3.2%
Suite 505 - 1111 West Georgia Street
Vancouver, BC V6E 4M3

(1)  Comprised  of 1,557  shares  held by Tri-Con  Mining  Ltd.,  of which Garry
     Anselmo owns 75%, 1,883,057 shares held by Tri-Con Mining Inc., a wholly-owned subsidiary of Tri-Con Mining Ltd. ("Tri-Con Group"), and 67 shares and Director's options for 1,000,000 shares held directly by Mr. Anselmo.
(2)  Includes Director's options for 350,000 shares.
(3)  Includes Director's options for 400,000 shares.
(4) Includes Director's options for 200,000 shares. Mr. Tangen was an Executive Officer of the Company until February 28, 1997 and a Director until March 14, 1997.
(5) Tri-Con Group holds all shares under note (1), save 67 shares and 1,000,000 Director's options shares held by Mr. Anselmo.

                              United States Dollars

     All dollar amounts listed in this Proxy Statement are stated in United States dollars.

                Compensation of Directors and Executive Officers

                           Summary Compensation Table

     The following table discloses compensation paid during the three fiscal years ended November 30, 1996 to all individuals who served as the Company's CEO or in a similar capacity during the fiscal year ended November 30, 1996 and the Company's four most highly compensated Executive Officers, other than the CEO, who were serving as Executive Officers at November 30, 1996 and whose total compensation exceeded $100,000, if any:


                                                                           Long Term
                                       Annual Compensation           Compensation Awards(4)
                                       -------------------           ----------------------
     Name and                                                        Securities Underlying     All Other
Principal Position        Year  Salary ($)     Bonus ($)  Other ($)      Options/SARs (#)    Compensation
------------------        ----  ----------     ---------  ---------  ----------------------  ------------
J.P. Tangen(1)            1996  $  263,000     $    -0-   $    -0-                     -0-   $  -0-
CEO & President           1995  $  202,249     $    -0-   $    -0-                  200,000  $  -0-
                          1994  $   15,600 (2) $    -0-   $    -0-                     -0-   $  -0-
Garry L. Anselmo(1)(3)    1996  $     -0-      $    -0-   $    -0-                     -0-   $  -0-
Chairman, C.O.O.,         1995  $     -0-      $    -0-   $    -0-                1,000,000  $  -0-
CEO and President         1994  $     -0-      $    -0-   $    -0-                     -0-   $  -0-


(1) Mr. Tangen served as the Company's President and CEO from November 1, 1994 until February 28, 1997. Those positions had been held by Mr. Anselmo who was elected Chairman and Chief Operating Officer effective November 1, 1994. Mr. Anselmo again assumed the offices of President and CEO at no salary effective March 1, 1997.

(2) Mr. Tangen's salary was specified as $10,000 per month, net of withholding and other taxes, resulting in an annual salary equal to $120,000 plus taxes due on that net amount. During the months of November 1994 through May 1995 and the month of August 1995, Mr. Tangen was compensated through Silverado Mines (U.S.), Inc., a wholly-owned U.S. subsidiary of the Company, of which he was also President and CEO. During the remaining months of fiscal 1995, Mr. Tangen was paid directly by the Company.

(3) Mr. Anselmo is employed and compensated by Tri-Con Mining Ltd., which provides management and mining exploration and development services to the Company.

(4) Includes options exercisable at $0.88 to purchase 1,000,000 shares granted to Mr. Anselmo and 200,000 shares granted to Mr. Tangen.

                         Option/SAR Grants and Exercises

     At the Annual General Meeting held on May 15, 1995, the Shareholders approved the adoption of the Company's 1994 Stock Option Plan and the grant, pursuant to that Plan, of options exercisable at $0.88 per share to purchase 1,000,000 and 200,000 Common Shares, respectively, to Garry L. Anselmo and J.P. Tangen, and 50,000 options exercisable at $0.88 per share to each of the Company's two independent Directors.

In addition, on December 12, 1995 and 1996 under the same plan the Company's two non-employee Directors received additional grants of options to purchase 50,000 shares each per year, exercisable at $0.53 per share for the 1995 options and $0.53 per share for the 1996 options.

Employee           SARs/Options  Percent of Total  Exercise (Base)    Expiration   Year End
Name                Granted (#)  SARs/Options (%)  Price ($/share)       Date        Value
-------------------------------------------------------------------------------------------
G.L. Anselmo          1,000,000        71.4             $0.88       Dec. 11, 2004       0
J.P. Tangen             200,000        14.3             $0.88       Dec. 11, 2004       0
K.M. Fleming             50,000        10.0             $0.88       Dec. 11, 2004       0
                        100,000                         $0.53       Dec. 11, 2004       0
J.F. Dixon               50,000        10.0             $0.88       Dec. 11, 2004       0
                        100,000                         $0.53       Dec. 11, 2004       0

     Long-Term Incentive Plans and Defined Benefit Plans. Except as described above and below, the Company does not have any long-term incentive plan, pension plan, or other compensatory plan for its Executive Officers.

                                Performance Graph

     The following line graph compares the yearly percentage change of the cumulative total Shareholder return, assuming reinvestment of dividends for (a) the Common Stock, (b) the Nasdaq Market Index, and (c) the value of an index comprised of the common stock of 96 companies in the mining industry. The comparison shown in the graph is for the Company's fiscal years ended November 30, 1991, 1992, 1993, 1994, 1995 and 1996. The cumulative total Shareholder return on the Company's Common Stock was measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period, the calculation of the cumulative Shareholder return on the Common stock did not include dividends.

                               [GRAPHIC OMITTED]


                       1991     1992     1993     1994     1995     1996
                     -------  -------  -------  -------  -------  -------
SILVERADO MINES LTD.  100.00   419.90  1519.51   659.82   359.88   419.90
INDUSTRY INDEX        100.00    64.28   111.83   120.30   140.07   151.32
BROAD MARKET          100.00   107.41   127.85   137.69   174.57   216.60

                           Compensation of Directors

     Directors of the Company receive no fees on an annual or per meeting basis, but the Company has periodically granted to Directors Options to purchase Common Shares. In accordance with the formula plan provisions of the Company's 1994 Stock Option Plan, on December 12 of each year 50,000 options, exercisable at the current market price of the Common Stock, are automatically granted to each "disinterested" Director.

    Employment Contracts and Termination and Change in Control Arrangements

Mr. J.P. Tangen was employed as the Company's President and CEO commencing November 1, 1994 through February 28, 1997, pursuant to an employment contract providing for a salary of $10,000 per month, net of taxes. Mr. Tangen's employment contract provides that he will be entitled to receive a termination payment equal to one year's salary in the event his employment is terminated for any reason other than his willful misconduct. In May 1995 the Board of Directors adopted and is submitting for approval at the 1997 Annual General Meeting, an agreement to compensate Garry L. Anselmo, Chairman, in the event he leaves the Company following a Change in Control (as defined in the Agreement) of the Company. Mr. Anselmo abstained from voting on the agreement. See Proposal Six, below.

           Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended November 30, 1996, the Company's Compensation Committee took action by unanimous written consent 11 times. K. Maxwell Fleming and James F. Dixon are the Board Members on the Compensation Committee. During the 1996 fiscal year, two of the Company's four Directors served as Executive Officers. Neither of those Executive Officer / Directors, Garry L. Anselmo and J.P. Tangen, participated in deliberations concerning Executive Officer compensation.

     Mr. Anselmo, a Director of the Company has served as Chairman since it's inception. He assumed the title of Chief Operating Officer on November 1, 1994. Prior thereto and since March 1, 1997 he has served as the Company's President and Chief Executive Officer as well. Mr. Anselmo is President, a Director, and a Principal Shareholder of Tri-Con Mining Ltd. ("Tri-Con"), which provides management and mining exploration and development services to the Company. Tri-Con is compensated pursuant to a Management and Mining Exploration and Development Agreement between the Company and Tri-Con. Tri-Con owns 100% of the shares of Tri-Con Mining, Inc. and Tri-Con Mining (Alaska) Inc. These companies (the "Tri-Con Group") carry on business as mining exploration and development contractors, and have been employed by the Company under contract since 1972 to carry out all its field work programs and to provide most Administrative and Management services. Services of Officers and Directors of the Tri-Con Group who are also Officers and Directors of the Company are not charged.

     Because Mr. Anselmo is a Shareholder, Director and Officer of Tri-Con, and because the Tri-Con Group conducts exploration and development work on its own behalf, opportunities for conflict of interest among these companies may arise with respect to allocation of resources, efforts and expenses. Accordingly, all arrangements between the Company and the Tri-Con Group are submitted for approval to the Directors of the Company who are not affiliated with Tri-Con. The Company believes that its arrangements with the Tri-Con Group are at least as favorable to the Company as could be obtained from unrelated parties having similar capability. The aggregate amount charged by the Tri-Con Group for services during the fiscal year ended November 30, 1996, was $1,471,734, which was $163,493 in excess of costs incurred by Tri-Con to provide those services.

     J.P. Tangen served as President and CEO of the Company from November 1, 1994 until February 28, 1997 and as a Director until March 14, 1997. During the fiscal year ended November 30, 1996, Mr. Tangen did not participate in deliberations concerning Executive Officer compensation. The employment contract between the Company and Mr. Tangen, which establishes Mr. Tangen's compensation and benefits, was considered and approved by the Board of Directors prior to Mr. Tangen's election as a Director and Officer.

                               Proposal Number One
                              Election of Directors

     The Directors of the Company are elected annually and hold office until the next Annual General Meeting of Shareholders or until their successors are appointed. Unless authority to do so is withheld, the persons designated in the accompanying Form of Proxy intend to vote for the nominees listed below. Management does not contemplate that any of these nominees will be unable or unwilling to serve as a Director. If for any reason, any of them shall be unable or unwilling to serve, it is intended that the proxies given pursuant to this solicitation will be voted for a substitute nominee or nominees selected by Management unless authority to vote the proxies in the election of Directors is withheld.

     Pursuant to Section 135 of the British Columbia Company Act, Advance Notice of the Meeting was published in The Vancouver Province newspaper on March _, 1997 inviting written nominations for Directors. No such nominations have been received by the Company.

     The number of Directors is presently fixed at three. The persons named in the following table are Management's nominees to the Board.


Name and Position                    Date First
with the Company             Age     Appointed       Principal Occupation
--------------------------  -----  ---------------   ----------------------------------
Garry L. Anselmo(1)           53     May 4, 1973     President, Chief Executive Officer,
President, CEO, COO                                  Chairman of the Board and Chief
& Director                                           Operating Officer of the Company

K. Maxwell Fleming(1)(2)      59    July 24, 1979    Self-Employed Chartered
Director                                             Accountant

James F. Dixon(1)(2)          47     May 6, 1988     Barrister & Solicitor,
Director                                             Shandro, Dixon & Edgson
--------------------------  -----  ---------------   ----------------------------------

(1)  Member of the Company's Audit Committee.
(2)  Member of the Company's Compensation Committee.

     Mr.  Anselmo  is  President,  Chairman  of the  Board of  Directors,  Chief
Executive and Operating Officer of the Company and of its wholly owned subsidiary, Silverado Mines (U.S.), Inc. ("Silverado (US)"). From May 1973 until November 1994 he served as the Company's President and Chief Executive Officer, assuming those positions again effective February 28, 1997. From November, 1994 through present he has served as Chairman and Chief Operating Officer. Mr. Anselmo founded Tri-Con Mining Ltd. ("Tri-Con"), a private mining exploration and development services company in 1968 and is currently a Shareholder, Director and President of Tri-Con. He is also President and a Director of Tri-Con's United States operating subsidiaries, Tri-Con Mining, Inc. and Tri-Con Mining (Alaska), Inc. (see: "Compensation Committee Interlocks and Insider Participation" herein).

     Mr. Fleming is a Director of the Company and a member of its Audit and Compensation Committees. He also serves as a Director of Silverado (US). Mr. Fleming is a Chartered Accountant.

     Mr. Dixon is a Director of the Company and a member of its Audit and Compensation Committees. He also serves as a Director of Silverado (US). He has been engaged in the private practice of law since 1973 and has been a partner with Shandro Dixon Edgson, Barristers & Solicitors, of Vancouver, BC since 1985.

                               Proposal Number Two
                             Appointment of Auditors

     Unless such authority is withheld, the persons named in the accompanying Form of Proxy intend to vote for the reappointment of KPMG, Chartered Accountants of Vancouver, British Columbia, as Auditors of the Company to hold office until the next Annual General Meeting of Shareholders and for the authorization of the Directors to fix their remuneration. KPMG has served as Auditors of the Company since 1981. A representative of KPMG is expected to be present at the Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

                              Proposal Number Three
                          Change of the Company's Name

     The Board of Directors is asking the Shareholders to consider and vote upon a proposal to amend the Company's Memorandum of Incorporation to change the name of the Company to "Silverado Gold Mines Ltd." Management believes that this change in the Company's name will more closely identify the Company with its primary business, gold mining. On many occasions in the past potential investors as well as other interested members of the public have expressed surprise that the Company is in the gold mining business and not in the silver mining business. While the Company also has a significant silver prospect in British Columbia at French Peak which could result in the Company's presence in the silver mining business one day, nonetheless, Silverado is a gold mining company at this time, and Management believes "gold" should be a part of the Company's name. Consistent with this name change, the Company recently changed its NASDAQ trading symbol from "SLVRF" to "GOLDF" for the purpose of making it easier for new investors to remember the symbol and to access the Company's share price. Management is strongly of the view that the future price of gold will escalate and that as potential investors in gold stocks are seeking out companies in which to invest, it will be easier to find Silverado if the word "gold" is generally associated with the name of the Company.

     This change in name will result in a change in the "CUSIP" number (used to identify, and necessary for trading publicly traded securities) assigned to the Company's Common Stock. Due to the change in the Company's name and the CUSIP number assigned to the Common Stock, Shareholders will be required to exchange their Common Stock certificates bearing the current CUSIP number for "New Common Stock certificates" bearing the new CUSIP number. New Common Stock certificates may be obtained by surrendering the current Common Stock certificates to the Company's Transfer Agent, Montreal Trust Company, 510 Burrard Street, Vancouver, British Columbia V6C 3B9. Until August 1, 1997 the Company will pay the Transfer Agent's charges for issuing New Common Stock certificates in exchange for the Company's Current Common Stock certificates. After August 1, 1997 Shareholders will be required to pay the charge of $3.00 per certificate for each New Common Stock certificate issued in exchange for currently outstanding Common Stock certificates.

     The Board of Directors unanimously recommends a vote "FOR" the approval of the Amendment.

     Approval of Proposal Three is a Special Resolution which requires the affirmative vote of not less than three-quarters of the votes cast by the Shareholders voting at the Meeting.

                              Proposal Number Four

    To Amend the Company's Memorandum of Incorporation to Subdivide each 13
                      Common Shares into 14 Common Shares.

     At the Annual General Meeting, the Shareholders of the Company will consider and vote upon the adoption of a special resolution to amend the Company's Memorandum of Incorporation to provide that each 13 Common Shares be subdivided into 14 Common Shares. Such exchange will produce what is commonly known as a "Forward Stock Split".

     The proposed Forward Stock Split will have the effect of causing those who are Shareholders as of May 21, 1997 (the date of the Annual General Meeting, which will be the "Effective Date" of the forward stock split if Proposal Four is approved by Shareholders) to receive one additional Common Share for each 13 Common Shares owned on that date.

     As of March 14, 1997, there were 59,071,493 Common Shares issued and outstanding, held by approximately 13,500 Shareholders. Therefore, the average number of Common Shares held by each Shareholder was approximately 4,376. Immediately following the Effective Date there would be 63,615,454 Common Shares outstanding held by 13,500 Shareholders, increasing the average number of Common Shares held by each Shareholder to 4,712 Common Shares, an average increase of 336 Common Shares per Shareholder.

     Management believes that increasing the number of Common Shares held by each Shareholder would promote liquidity in the Company's Common Shares by (a) increasing the Common Shares available in the public "float" and (b) encouraging holders of relatively small lots of Common Shares to trade some of those Common Shares in the public market. Based upon discussions with Shareholders over the course of the past ten years, Management believes that many of the Company's current Shareholders acquired relatively small holdings in the Company which they have held for investment over the long term, and that they are unwilling to sell the Common Shares constituting their initial investment. By increasing the number of Common Shares such Shareholders hold, Management hopes that they will be more amenable to trade a portion of their holdings, increasing the number of Common Shares available in the market to be purchased by new investors. In this manner, the Company hopes that the public market for its Common Shares will become more liquid.

     Since all Shareholders will be affected, the forward stock split will not cause a dilution of the percentage of aggregate equity ownership, voting rights, earnings or net book value of Shareholders, except for those Shareholders who hold a number of Common Shares not divisible by 13, who will have their pro rata ownership reduced by 1/13th to 12/13ths of one share. The per share earnings and net book value of the Company's Common Shares will be reduced, since there will be more Common Shares outstanding. However, the Board of Directors does not believe that the reduction in per share earnings and net book value will adversely affect the market price of the Common Shares as Management believes that market interest in the Common Shares is stimulated more by an interest in holding gold stocks for appreciation, than by dividends, earnings, or net book value per share.

     The forward stock split will increase the number of Common Shares issuable upon exercise of outstanding options, warrants or similar rights, and the Company's outstanding 8% Convertible Callable Debentures. As of March 14, 1997, there were 7,154,750 Common Shares reserved for issuance upon exercise of these securities. If the forward stock split is approved, an additional 550,365 Common Shares will be required to be reserved for this purpose.

     Due to the additional Common Shares issuable if the forward stock split is approved, and for other corporate purposes, the Board of Directors is proposing that Shareholders approve an amendment to the Company's Memorandum of Incorporation to increase the number of authorized Common Shares. See Proposal Number Five, below. If Proposal Number Five is not approved, Management believes there will not be sufficient Common Shares available for the Company to effect the forward stock split without unreasonably restricting the number of Common Shares available for other corporate purposes. Therefore, enactment of Proposal Number Four is contingent upon Shareholder approval of Proposal Number Five.

     Enactment of Proposal Number Four will require Shareholders to exchange outstanding certificates for new certificates. If Proposal Number Four is enacted, the Company will issue a press release and file with the Securities and Exchange Commission a Current Report on Form 8-K to advise Shareholders that the forward stock split has been approved. Shareholders will be instructed to surrender their outstanding certificate or certificates to the Company's Transfer Agent in exchange for certificates representing the increased number of Common Shares into which those Common Shares outstanding on the Effective Date have been reclassified as a result of the forward stock split. No fractional Common Shares will be issued. Shareholders who hold a number of Common Shares not divisible by 13 may, at the time they forward their certificates for exchange, request cash payment for any fractional share resulting from the subdivision. The Company will pay to Shareholders requesting payment the amount equal to (a) the fraction resulting from the subdivision (which may be from 1/13th to 12/13ths of a share), multiplied by (b) the closing sale price of a Common Share as reported by Nasdaq on the trading day prior to the Effective
Date. For example, if the closing sale price were 40 cents per share, a Shareholder would receive a total payment of 3 to 37 cents.

     The Board of Directors unanimously recommends a vote "FOR" the approval of Proposal Number Four.

     Approval of Proposal Four is a Special Resolution which requires the affirmative vote of at least three quarters of the votes cast in person or by proxy at the Meeting. The enactment of Proposal Four is contingent upon Shareholder approval of Proposal Five.


                              Proposal Number Five
To  increase  the  number  of  authorized   Common  Shares  from  75,000,000  to
100,000,000 shares.

     At the Annual General Meeting, the Shareholders of the Company will consider and vote upon the adoption of an ordinary resolution to amend the Company's Memorandum of Incorporation (the "Amendment") to increase the number of authorized shares of the Company's Common Stock from Seventy-Five Million (75,000,000) to One Hundred Million (100,000,000).

     On March 14, 1997, there were 59,071,493 shares of Common Stock issued and outstanding. This number does not include 2,979,750 shares reserved for issuance under outstanding options to purchase shares of Common Stock, 1,975,000 shares of Common Stock reserved for issuance under options authorized but not yet granted pursuant to existing stock option plans, 1,200,000 shares reserved under a warrant for issuance in connection with a Private Placement completed in 1996, and 1,000,000 shares of Common Stock issuable upon the conversion of the Company's outstanding 8% Convertible Callable Debentures. As of such date, therefore, there were only 8,773,757 unreserved shares of Common Stock available for issuance. If Proposal Number Four is approved, additional shares will be issued to effect the Forward Stock Split and additional shares will be reserved pursuant to anti-dilution provisions of outstanding convertible securities.

     The Board of Directors has deemed it advisable and in the best interests of the Company and its Shareholders to amend the Memorandum of the Company to provide that the authorized number of shares of Common Stock be increased another 25,000,000 to 100,000,000. The Board of Directors determined that the previous increase is not sufficient to accomplish the Company's objectives, as described below.

     The purpose of such increase in the authorized number of shares of Common Stock is to place the Company in a position where it will continue to have a sufficient number of shares of authorized and unissued Common Stock available to be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors, including:

     a. the issuance of Common Stock in connection with any desirable acquisitions which may be presented to the Company;

     b. the payment of stock dividends, if the Board of Directors should deem it advisable;

     c. the issuance of Common Stock upon exercise of options granted under the Company's various stock option plans;

     d. the issuance of Common Stock upon the conversion of the Company's outstanding Debentures or other securities convertible into Common Stock which may be outstanding from time to time; and

     e. the issuance of Common Stock in connection with an offering to raise capital for the Company.

     Implementation of this Proposal would provide the Company with increased flexibility in the future to utilize the Common Stock for the above purposes as a means to finance future growth of the Company without the delay and expense incident to the holding of a special Meeting of Shareholders to consider any specific issuance. Implementation of the Proposal may also help to mitigate the uncertainties and risks of disruption of existing and potential business relationships, including banking arrangements with parties who may in the future become concerned about changes in control of the Company. The Company may be less able to attract business partners willing to make long term plans and commitments if the Company is perceived to be vulnerable to a takeover or there is uncertainty as to the Company's plans and objectives. The Company is not presently aware of any plans to attempt to acquire the Company.

     Certain Effects of Authorized But Unissued Stock.

     Since holders of Common Stock have no preemptive rights, any issuance of newly authorized shares of Common Stock (other than in connection with stock dividends and stock splits) would cause a dilution of the percentage of equity ownership, voting rights and net earnings and net book value per share of all existing Shareholders.

     One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board of Directors of the Company to issue shares to persons friendly to current Management which could render more difficult or discourage an attempt to obtain control of the Company by means of a Merger, Tender Offer, Proxy Contest or otherwise, and thereby protect the continuity of Management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

     Although the Amendment might have such effect, the Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons. The Company is not aware of any present effort to accumulate shares of Common Stock or to attempt to change control of the Company. The Company has no present intent to issue additional shares of Common Stock either to the current principal Shareholders, the Directors, the Executive Officers, or any other person or entity except under the Company's stock option plans or pursuant to the conversion of outstanding Debentures, or to issue any material amount of shares in connection with any acquisition to any other person or entity.

     The Board of Directors unanimously recommends a vote "FOR" the approval of the Amendment.

     Approval of Proposal Five is an Ordinary Resolution which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Meeting.

            GENERAL DISCUSSION RELATING TO PROPOSALS SIX THROUGH NINE

     The unanimous decision of the Board of Directors to recommend approval of Proposals Six through Nine is to a great extent based upon the Board's belief that the Company's potential value, and the value of its mining properties, is not adequately reflected in its current share price. For this reason, Management believes that a larger mineral resource company might seek to acquire voting control of the Company in order to "strip" the Company's properties, resulting in a "shell" company, or one with greatly reduced assets, which would decrease the value of the Company to its other Shareholders.

     One of the classic problems associated with valuing the assets of a mining company is assigning worth to its undeveloped properties. Because of the long lead time associated with bringing a mining property into production and global fluctuations of prices for commodities such as precious metals, even if the amount of metal in the ground can be accurately assessed and the cost of recovery effectively approximated, the value of the property in question is invariably elusive. Further, the vagaries of mining, including costs of governmental regulation and dependability of the labor force, frequently result in a practice by mining companies of understating the actual value of a property until the resource is exhausted and production is complete. While the Company has attempted to assign as true a value to its numerous properties as it reasonably can, those values necessarily are subject to readjustment in retrospect. The range of values which such uncertainty requires may result in an effort by a resource development company to absorb the Company by acquiring stock at the low end of its trading cycle, then vending the individual properties independently to entities which it controls, thereby realizing a substantial appreciation through the subsequent development of the property, all to the substantial detriment of the Company's present Shareholders.

     For nearly 24 years the Company has been slowly and deliberately accumulating potentially rich mineral properties throughout Alaska and British Columbia. The current portfolio consists of a number of highly attractive assets. The Company's focus on the Fairbanks Mining District, in particular, has been vindicated in the past two years by the flurry of attention by major mining companies in that area, and most specifically by the release of airborne photographic data by the State of Alaska in January 1995 featuring the anomalous geophysical features of the immediate environs. The Company strongly believes that these properties are of immense value but recognizes that this value could never be objectively established prior to mining. A raiding resource development company, appreciating the value of these properties, could easily deprive the Shareholders of the Company of the ultimate value of these assets under circumstances in which resistance would be impossible. The proposals which follow will not prevent a corporate raid, but they will ensure that Management will have an adequate opportunity to evaluate take-over proposals and negotiate the best possible deal for the Shareholders.

     Management is not aware of any proposed, threatened or contemplated takeover or accumulation of Company shares by any party. However, as a long-term strategy, the Board of Directors believes it is in the best interest of the Company and its Shareholders to adopt the measures proposed in Proposals Six through Nine in order to provide a means for Management to effectively deal with an "unfriendly acquisition" by encouraging potential acquirers to negotiate directly with the Board of Directors. Management believes the Board of Directors are in the best position to negotiate on behalf of all Shareholders, evaluate the adequacy of any potential offer, and protect Shareholders against potential abuses during any takeover process, such as partial and two-tiered tender offers, which do not treat all Shareholders fairly and equally. Management believes that the measures set forth in Proposals Six through Nine will allow the Board adequate time and flexibility to negotiate on behalf of the Shareholders and enhance the Board's ability to negotiate the highest possible bid from a potential acquirer, develop alternatives which may better maximize Shareholder values, preserve the long-term value of the Company for the Shareholders, and ensure that all Shareholders are treated fairly and equally.

     The effect of these proposals is to increase the likelihood that a potential purchaser will seek to negotiate directly with the Board of Directors and Management in order to gain control of the Company or its assets. These proposals, in addition to the existence of authorized but unissued Common Shares (as to which existing Shareholders have no preemptive or other such rights), may have the effect, either alone or in combination with each other, of making more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. Shareholders should be aware that adoption of these proposals will make changes in the Board of Directors and the transactions described in the proposals more difficult to effect, even if such changes and transactions are favored by some or a majority of the Shareholders. To ensure that the measures may not be circumvented, each of Proposals Six through Nine will provide that they cannot be amended or repealed without approval of the holders of at least 66 2/3 % of the outstanding voting stock.

     These measures may not be used by Management to arbitrarily rebuff and decline all offers. The Board has a fiduciary duty to the Company's Shareholders to evaluate the merits of any unsolicited offer to acquire the Company, and that duty would be violated if the Board used any of these measures to entrench existing Management without regard to the merits of an acquisition offer being made. The existence of anti-takeover measures does not alter the fiduciary obligations of the Directors.

     Proposals Six through Nine are designed to help ensure the fair treatment of the Shareholders of the Company in takeover situations, and are not intended to prevent or discourage tender offers for the Company in which Shareholders have the opportunity to receive substantially the same price for all of their shares. These measures are not intended to prevent a takeover on terms that are fair and equitable to all Shareholders. The Board of Directors will have the flexibility to permit an acquisition that it determines, in the exercise of its fiduciary duties, adequately reflects the value of the Company and to be in the best interests of all Shareholders. The Board of Directors believes that rather than deterring good-faith negotiations between a potential acquirer and the Board, these measures will assist the Board to maximize the price paid to Shareholders in the event the Company is acquired. For the reasons discussed above the Board of Directors unanimously recommends that Shareholders vote "FOR" Proposals Six through Nine.

                               Proposal Number Six
To approve an employment severance agreement with Garry L. Anselmo, the Company's President, pursuant to which he will be paid $4,000,000 in the event he leaves the employ of the Company following a "Change in Control" of the Company.

     Since the Company's founding in 1972, Garry L. Anselmo has served as the Chairman of its Board of Directors, and, until 1994, he also served as President and Chief Executive Officer. Mr. Anselmo again assumed the responsibilities of President and Chief Executive Officer effective March 1, 1997. In these various capacities he has brought the Company to its present status. During this period, Mr. Anselmo has placed his personal assets at risk repeatedly as necessary to provide security for loans or other funding to the Company. Mr. Anselmo has never drawn a salary or other form of compensation from the Company. Although he has been compensated by Tri-Con Mining Ltd. ("Tri-Con"). During the life of Silverado, Tri-Con has never charged the Company for any time spent or work performed either in office or in the field by Mr. Anselmo on behalf of the Company. In addition, Mr. Anselmo has occasionally authorized the advance of Tri-Con funds to the Company, and Tri-Con was the last creditor from the Company's unprofitable years to be repaid. Now that the Company has demonstrated an ability to produce gold at a profit it appears that corporate profitability will ensue. Because the Company holds valuable assets in the Fairbanks, Alaska, Mining District which is the focus of significant pre-production activity by major gold mining companies, as well as elsewhere, Management believes the Company's Shareholders are at risk of being victimized by a hostile take-over attempt. While the Board of Directors of the Company, including the Chairman, have an obligation to consider any offer to acquire the assets of the Company and to act in the best interest of the Shareholders, not all take-over attempts are fair.

     By approving this proposal, the Shareholders of the Company will simultaneously achieve two objectives: first, it will ensure that Mr. Anselmo is adequately compensated for his many years of dedicated and loyal service; and second, it will ensure that any take-over attempt will be initiated only by an entity which is prepared to make a significant dollar commitment to the effort. The Board of Directors, at a meeting held on May 11, 1995, voted unanimously to approve a Severance Agreement for Mr. Anselmo in the amount of $6,000,000. Mr. Anselmo did not participate in the deliberations and did not vote on the Severance Agreement at the Board meeting. In addition, Mr. Anselmo will abstain from voting his shares on this proposal at the Annual General Meeting. In the past year the Board, at Mr. Anselmo's request, have agreed to reduce the severance amount to $4,000,000.

     This Severance Agreement will only be implemented in the case of a "Change in Control" of the Company, as that term is defined in Proposal Nine, below, coupled with the termination of Mr. Anselmo's employment with the Company without his consent following such a Change in Control. In the event of a friendly Change in Control, the Severance Agreement will presumably not be triggered because either Mr. Anselmo will not be terminated (or he will retire, in which case he will have consented to his termination) or the requisite consent of a majority of the Board of the Directors will have been obtained.

     The Board of Directors unanimously recommends a vote "FOR" Proposal Six.

     Approval of Proposal Six is an Ordinary Resolution which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Meeting.

                              Proposal Number Seven
   To amend the Company's Articles of Incorporation to add new Parts 20 and 21

     The Board of Directors is proposing the following Special Resolution:

     "Resolved, as a Special Resolution, the Company's Articles be altered by the addition of new Parts 20 and 21, as follows:

     Part 20 Certain Business Combinations
     -------------------------------------

     20.1 The Company may not consummate a "Business Combination" with any "Interested Shareholder" for a period of three years following the date that such Shareholder became an Interested Shareholder unless the Business
     Combination:

     a. (i) is approved by the holders of a majority of the outstanding voting stock of the Company held by Shareholders other than Interested Shareholders; or

          (ii) is approved by a majority of the Board of Directors who are not Interested Shareholders and who were members of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder; and

     b. is made at a price per share which is no less than the higher of (i) the price offered in any tender offer, as defined by rules of the Securities and Exchange Commission ("SEC"), in which any Interested Shareholder participated, or (ii) the average of the closing sale price of the Company's Common Stock as reported by NASDAQ during the period of six years immediately preceding the business combination.

          A "Business Combination" means merger, asset sale, acquisition, disposition, or any other transaction involving assets or consideration with a value equal to at least 10% of the Company's net worth, determined by the Company's most recent audited balance sheet.

          An "Interested Shareholder" means a person who:

     a. announces or publicly discloses a plan or intention to become the beneficial owner of voting stock of the Company representing ten percent or more of the Company's outstanding voting stock; or

     b. at any time within the three year period immediately prior to the date in question beneficially owned ten percent or more of the Company's outstanding voting stock; or

     c. is an affiliate or associate (within the meaning of those terms in the Company Act of British Columbia) of the foregoing.

     20.2 This Part 20 may not be repealed, amended or modified except with the approval of the greater of: a) 75% of votes cast in person or by proxy at the Meeting; or b) the holders of a majority of the Company's outstanding voting shares held by Shareholders other than Interested Shareholders.

     Part 21 Equal Treatment of Shareholders
     ----------------------------------

     21.1 No bidder shall make a tender offer to Shareholders unless:

     a. the tender offer is open to all Shareholders of the class of securities subject to the tender offer; and

     b. the consideration paid to any Shareholder pursuant to the tender offer is the highest consideration paid to any other Shareholder during such tender offer.

     21.2 This part 21 may not be repealed, amended or modified except with the approval of the greater of: a) 75% of votes cast in person or by proxy at the Meeting; or b) the holders of a majority of the Company's outstanding voting shares held by Shareholders other than Interested Shareholders.

     Proposal Seven is designed to discourage a tender offer followed by a second-step freeze out merger (i.e. a tender offer in which a lower price is offered for shares not immediately tendered or those above a certain percentage of outstanding shares, with the intent of freezing out by merger any Shareholders who refuse the lower tender offer price) by requiring that any potential purchaser, in order to be able to consummate a second-step merger, must comply with the specified procedure. The effect of this is to increase the likelihood that a potential purchaser will seek to negotiate directly with the Board and Management in order to get the required approval of the Members or the Board of Directors and to decrease the likelihood that any person would attempt to take control of the Company by means of an unsolicited tender offer followed by a second-step merger. The majority vote requirement would not apply to: (1) any Business Combination that did not involve an Interested Shareholder; and (2) any Business Combination which was approved by a majority of the Board of Directors who are unaffiliated with the Interested Shareholder and who were Members of the Board prior to the time that the Interested Shareholder became an Interested Shareholder. Any Business Combination involving an Interested Shareholder must meet the "fair price" guidelines.

     This Proposal also would not allow a bidder to make a tender offer to only residents of one country. Although some protection against discriminatory offers is already provided under the U.S. securities laws, this new Part 21 would prevent all such discriminatory offers with respect to the Company's Common Stock.

     As set forth above under "General Discussion Relating to Proposals Six through Nine," Management believes that measures such as this may better maximize the value of Shareholders' investment in the Company and ensure that all Shareholders are treated fairly and equally. Proposal Seven would also have the effect of giving the holder of a minority of the total shares outstanding and entitled to vote a veto power over a merger which a majority of Shareholders may believe is desirable and beneficial, unless the Board of Directors voted in favor of such a merger.

     Both Parts 20 and 21 include a provision prohibiting amendment by less than
a) 75% of the votes cast at a meeting, or b) a majority of the outstanding shares, excluding shares held by Interested Shareholders, to prevent its nullification by holders of a lesser percentage of shares who might repeal this provision and proceed to approve such a Business Combination or a tender offer.

     The Board of Directors unanimously recommends a vote "FOR" Proposal Seven.

     Approval of Proposal Seven is a Special Resolution which requires the affirmative vote of not less than three-quarters of the votes cast at the Meeting.

                              Proposal Number Eight
                  To amend the Company's Articles to repeal and
                    replace Part 6 and to add a new Part 22

     The Board of Directors is proposing the following Special Resolution:

     "Resolved, as a Special Resolution, that the Company's Articles be altered by repealing the existing sections 6.1 and 6.2, and replacing them with the following, and by the addition of the following new Part 22:

     Part 6 Purchase and Redemption of Shares
     ----------------------------------------

     6.1 Subject to Part 22, the Company may purchase any of its shares unless the special rights and restrictions attached thereto otherwise provide.

     6.2 Subject to Part 22, if the Company proposes to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed are to be selected.

     Part 22 Certain Company Purchases of Stock
     ------------------------------------------

     22.1 The Company may not purchase any shares of the Company's voting stock, or any securities which are convertible into shares of the Company's voting stock, from any "Interested Shareholder" for a period of three years following the date that such Shareholder became an Interested Shareholder unless the purchase of such shares:

     a. (i) is approved by the holders of a majority of the outstanding voting stock of the Company held by Shareholders other than Interested Shareholders; or

          (ii) is approved by a majority of the Board of Directors who are not Interested Shareholders and who were members of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder; and

     b. is made at a price per share which is not in excess of the average of the closing bid price of the Company's Common Stock as reported by NASDAQ during the period of six years immediately preceding the date the Interested Shareholder became an Interested Shareholder.

     22.2 An "Interested Shareholder" means a person who:

     a. announces or publicly discloses a plan or intention to become the beneficial owner of voting stock of the Company representing ten percent or more of the Company's outstanding voting stock; or

     b. at any time within the three year period immediately prior to the date in question beneficially owned ten percent or more of the Company's outstanding voting stock; or

     c. is an affiliate or associate (within the meaning of those terms in the Company Act of British Columbia) of the foregoing.

     22.3 This Part 22 shall not apply to any convertible security outstanding prior to the date of the adoption of this Part 22 nor to any security issued pursuant to any stock option or bonus plan or other compensatory plan or arrangement which is in effect on the date this Part 22 is approved by the Shareholders of the Company.

     22.4 This Part 22 may not be repealed, amended or modified except with the approval of a majority of the Company's outstanding voting stock held by Shareholders other than Interested Shareholders."

     This proposal is intended to discourage parties who might attempt to acquire a number of shares not sufficient to trigger the application to that party of the SEC's tender offer rules, but sufficient to approach Management of the Company with the threat of mounting a take-over unless the Company re-purchases those shares at a premium price. This Proposal would ensure that a premium price could not be paid to any Interested Shareholder in connection with a purchase of Common Stock, and that such a purchase could not take place unless the requisite approval of the Members or Board of Directors is obtained. If such approval is obtained, the purchase price by the Company of any stock would be limited to the six year average of the closing bid price as reported by NASDAQ. This Proposal reduces the possibility of the Company's assets being raided by such threats by limiting the dollar amount to be expended in such a repurchase, absent the requisite approval of the Members or the Board of Directors.

     The Board of Directors unanimously recommends a vote "FOR" Proposal Eight.

     Approval of Proposal Eight is a Special Resolution which requires the affirmative vote of not less than three-quarters of the votes cast at the Meeting.

                              Proposal Number Nine
       To amend the Company's 1994 Stock Option Plan and all stock option agreements outstanding with Officers and Directors of the Company

     At the Annual General Meeting the Shareholders will consider and vote upon an amendment to the Company's 1994 Stock Option Plan and amendments to all stock option agreements outstanding with the Company's Officers and Directors (collectively, the "Amendments"). The Amendments provide that in the event of a Change in Control of the Company (as defined below), all then outstanding options would immediately become vested and exercisable at the lower of the stated option price or the Change in Control Price (as defined below).

     The Amendments define "Change in Control" as:

     (i) the acquisition, directly or indirectly, by a person (other than the Company, one of its subsidiaries, or a Company employee benefit plan or trustee thereof) of securities representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors; or

     (ii) approval by the Shareholders of any Business Combination without obtaining approval by a majority of the Board of Directors prior to the consummation of the Business Combination.

     The Amendments define "Business Combination" as a merger, asset sale, acquisition, disposition or other transaction:

     (i) involving assets or consideration with a value equal to 10% of the Company's net worth, as determined by the Company's most recent audited balance sheet;

     (ii) resulting in the voting securities of the Company outstanding immediately prior thereto no longer representing more than 50% of the voting power of the Company's securities immediately after the transaction; or

     (iii) resulting in a change in the composition of the Board of Directors of the Company such that fewer than a majority of the Directors are Incumbent Directors.

     "Incumbent Directors" means Directors who were elected prior to a Change in Control.

     The "Change in Control Price" shall be the lower of the following:

     (i) the lowest closing bid price of the Company's Common Stock as reported by NASDAQ at any time within the 60-day period immediately preceding the date of the Change in Control; or

     (ii) the lowest price paid or offered per share of the Company's Common Stock in any bona fide transaction or bona fide offer related to the Change in Control for the 60-day period immediately preceding the date of the Change in Control.

     The purpose of these provisions regarding events of acceleration is to protect the rights of participants under the Company's 1994 Stock Option Plan and Officers and Directors pursuant to other stock option agreements to exercise outstanding stock options and to receive the underlying stock in the event of a Change in Control of the Company. These provisions are also intended to deter a hostile take-over of the Company which is not deemed by the Board of Directors to be fair to all Shareholders by permitting the Board to increase the ownership of Company shares by persons deemed to be friendly to Management.

     The Board of Directors unanimously recommends a vote "FOR" Proposal Nine

     Approval of Proposal Nine is an Ordinary Resolution which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Meeting.

                                  Other Matters

     Management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Annual General Meeting accompanying this Proxy Statement. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the Form of Proxy accompanying this Proxy Statement to vote the same in accordance with their best judgment of such matters.

            Proposals by Shareholders for the 1998 Annual General Meeting

     Shareholder proposals to be included in the Company's Proxy Statement and Form of Proxy relating to the Meeting and to be presented at the 1998 Annual General Meeting must be received at the Company's executive offices by December 18, 1997.

                                 Annual Report

     The 1996 Annual Report for the year ended November 30, 1996 will accompany this Proxy Statement.

     A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission may also be obtained without charge from the Company.

                               Directors' Approval

     The contents of and the sending of the Notice of Meeting and Proxy Statement have been approved by the Directors of the Company.

     Dated at Vancouver, British Columbia, this 14th day of April, 1997.


BY ORDER OF THE BOARD OF DIRECTORS


 /s/ Michael W. Hogen
----------------------
Michael W. Hogen
Secretary